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Founder & Managing Partners at Rusheen Capital Management, LLC 2h.® Connecting the Dots: everyone who has read Dr. Perez’s seminal book — Technological Revolutions and Financial Capital — knows that each new technology era is accompanied by new financing techniques because the old methods can’t envision the shape of things to come. Put simply, new tech always require new financing. The attached announcement is an excellent example of how Robert Tichio, Riverstone Holdings, Rusheen Capital Management, LLC and the entire Hyzon Motors team have chosen to re-image how SPACs (not a new creation) can act in service to the fast emerging low-carbon economy. It is worth remembering finance is a tool in service to engineering and business — not the other way around. The first principles financial insight is global energy transition is too long-dated AND capital intense for traditional private equity/infrastructure funds. While simultaneously providing access to public market liquidity and large volumes of capital. SPACs are accelerating dramatically the rate at which entrepreneurs and business builders can create the low-carbon future everyone (Larry Fink. Bill Gates, etc.) wants to see.